                                                                    EXHIBIT 10.1


                           BUSINESS SERVICES AGREEMENT

         This Business Services Agreement (the "Agreement") is entered into by and between GTECH Corporation, with a principal business address of 55 Technology Way, West Greenwich, Rhode Island 02817 ("GTECH") and Donald Stanford, an individual, with a residence address of 51 Dryden Avenue, Pawtucket, Rhode Island 02860 (Consultant").

                                   WITNESSETH

         WHEREAS, GTECH and Consultant desire to enter into a Business Services Agreement upon the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

1.       RETENTION OF CONSULTANT.

1.1 GTECH hereby retains Consultant and Consultant hereby accepts such retainer, to provide business services as specified in Section 2 hereof (collectively, the "Services"). The Services shall be provided on a full-time basis. Accordingly, Consultant agrees to be available to perform an average of 100 hours of Services per month during the term hereof.

1.2 The Services will be provided by Consultant as directed by the Chief Executive Officer ("CEO") or his designee (each an "Authorized Representative"). GTECH will advise Consultant, orally or in writing, through one of its Authorized Representatives, of any additions or other changes to the list of Authorized Representatives. In addition, at GTECH's request through one of its Authorized Representatives, Consultant will provide the Services described herein on behalf of GTECH Holdings Corporation and one or more GTECH direct or indirect subsidiaries and affiliates (GTECH Holdings Corporation and such GTECH subsidiaries and affiliates hereinafter referred to individually as an "Affiliate", and collectively as "Affiliates"). Consultant agrees that the Services will be performed personally by Donald Stanford.

2.       SCOPE OF SERVICES.

2.1 The Services to be provided by Consultant hereunder at GTECH's request will include, but not be limited to, the following activities:

         (a) Service as a GTECH Fellow, with a primary focus on the technology systems new architecture, the technology strategy, customer communication and promoting GTECH's technology vision;

         (b) Consultation and advice on the development of the technology vision;

         (c) Identification of future opportunities in technology with the potential to provide new growth opportunities for GTECH;

         (d) Promotion of GTECH's industry leadership position and the redefinition of GTECH's market dominance, at the request of GTECH's CEO and Corporate Leadership Council ("CLC");

         (e) other tasks and services normally performed by business services consultants; and

         (f) providing all services and assistance necessary and appropriate to effectively perform the foregoing duties.

         The CEO and Consultant will mutually agree on the 2-3 primary areas of focus for each six (6) month period of this Agreement. To the extent Consultant requires the use of GTECH property to perform the Services hereunder, such as a laptop, cell phone and other items reasonably required, Consultant shall inform GTECH and GTECH, in its discretion, may provide Consultant with the use of such GTECH property without cost to Consultant.

3.       COMPENSATION.

3.1 In compensation for Consultant's Services hereunder, GTECH will pay the Consultant, in twelve equal installments, $350,000.00 per year for the duration of the Agreement, beginning on a date thirty (30) days from the commencement of services under this Agreement. Consultant must invoice GTECH at the end of each period to receive compensation.

3.2 Consultant shall be liable for all taxes arising with respect to the compensation received by him hereunder, including but not limited to federal and state income taxes. Consultant shall comply with all applicable laws and regulations in connection with payments received by him hereunder, including without limitation, submitting to the applicable authorities all documents and invoices as may be required to be submitted under applicable laws and regulations, and payment of all taxes owed on a timely basis.

4.       EXPENSES.

         GTECH agrees to reimburse Consultant for all reasonable and necessary expenses incurred by Consultant on GTECH's behalf and in furtherance of Consultant's Services hereunder, provided that all such expenses have been approved by an Authorized Representative prior to their being incurred. "Reasonable and necessary expenses" may include but are not limited to travel costs for trips which have been approved in advance by an Authorized Representative. Expenses shall be reimbursed at Consultant's cost. GTECH shall reimburse Consultant in accordance with GTECH policy as would be applicable to a senior executive of GTECH. Reimbursement of Consultant's expenses shall be made upon submission to GTECH of receipts or vouchers verifying disbursements in sufficient detail to identify the nature and amount of each expense incurred.

5.       NO PRESS RELEASES.

         Consultant will not issue any written or oral statement or other communication to any press or other media organization concerning GTECH or the Affiliates; the Services provided by Consultant on behalf of GTECH; the gaming, lottery or other industries in which GTECH and the Affiliates participate; or any other matter related to GTECH or its businesses, unless such communication is approved in advance by an Authorized Representative in writing.

6.       TERM.

         Subject to earlier termination pursuant to Section 7 below, the term of this Agreement will commence on the Termination Date of the Severance Agreement and Release being executed contemporaneously with this Agreement (the "Severance Agreement"), and will expire at 11:59 pm Eastern United States time on a day three (3) years thereafter. The term of this Agreement may be extended prior to its expiration by mutual written agreement of the parties for one or more successive one
         (1) year periods.

7.       TERMINATION.

         GTECH may terminate this Agreement immediately at any time in the event of the occurrence of any of the following: (i) conviction of Consultant of a felony or of any crime involving gambling, fraud, deceit, theft or dishonesty; (ii) Consultant's negligent performance of, inability or failure to perform his obligations hereunder; (iii) Consultant's insolvency, filing of a voluntary bankruptcy or failure to obtain the dismissal of an involuntary bankruptcy petition within thirty (30) days of its filing; (iv) Consultant's material breach of this Agreement; (v) the death, disability or other inability of Consultant to perform Services hereunder. A termination under this Section 7 will be effective upon the provision of written notice thereof; provided, however, that any termination under subsection (ii) or (v) (excluding the death of Consultant, which operates as an immediate termination without any continuing payment obligations under this Section 7) only within three (3) years of the commencement of this Agreement shall not relieve GTECH of the obligation to continue payments in accordance with
         Section 3.1 hereof for the balance of the initial term (three (3) years in total) remaining at the time of such termination.

8.       CONFIDENTIALITY.

         Consultant acknowledges a duty of confidentiality owed to GTECH and the Affiliates. Except as may be specifically authorized in advance by an Authorized Representative in writing, Consultant will not, at any time during or after the term of this Agreement, retain in writing, use, divulge, furnish or make accessible to anyone, or use for his own benefit or for the benefit of others, any information in any form obtained or received by him under or in connection with this Agreement, relating to GTECH, the Affiliates or to its or their actual or proposed technology, products, services, customers, markets, plans and strategies or business ("Confidential Information"), generally, except information which through no fault of Consultant becomes generally known in the lottery or gaming industries, information received by Consultant in good faith from a third party having a prior right to make such disclosure and information already known to Consultant at the time of its disclosure by GTECH ("Confidential Information"). Consultant acknowledges and agrees that all Confidential Information is and will remain the exclusive and valuable property of GTECH and that Consultant will not gain any interest in Confidential Information by reason of this Agreement. Upon termination of this Agreement or on earlier request by GTECH, Consultant will immediately return to GTECH any and all records containing Confidential Information. The terms of this
         Section 8 indefinitely survive the expiration or earlier termination of this Agreement.

9.       NONCOMPETITION.

         For so long as Consultant is retained hereunder, and for a period of six (6) years thereafter, and in addition to the non-competition obligations contained in the Severance Agreement, and Consultant will not, directly or indirectly or alone or in conjunction with others: (i) become engaged in, associated in any capacity with, provide services to (including but not limited to services which are in any way similar to the Services required to be provided hereunder), or acquire a financial interest in, any entity other than GTECH which is engaged in the lottery or gaming businesses, provided that Consultant's ownership as a passive investor of less than one percent (1%) of the issued and outstanding stock or equity, or $100,000 principal amount of any debt securities, of any corporation, partnership or entity engaged in the lottery and gaming business shall be permitted; or (ii) engage in or participate in any effort to disturb any business relationship between GTECH and its employees, suppliers, distributors, dealers, customers and other business associates. This Section 9 shall not supersede any noncompetition provision contained in any other prior agreements between Consultant and GTECH or Affiliates.

10.      REPRESENTATIONS AND WARRANTIES.

10.1 Consultant hereby represents and warrants that acceptance of his appointment hereunder does not breach, and the performance of his duties hereunder will not breach, any duty owed by Consultant to any other person, firm, corporation, partnership, association or other business entity. Consultant agrees that he will indemnify GTECH and hold it harmless from any claims, demands, costs, judgments, liabilities or losses incurred as the result of his breach of this warranty. The terms of this Section indefinitely survive the expiration or earlier termination of this Agreement.

10.2 Consultant represents and warrants that neither any part of the compensation or any other amount Consultant may receive hereunder, nor any other funds or things of value, have been or will be offered, paid or promised, nor will Consultant authorize any such offer, payment or promise, directly or indirectly, to any person who is an official, member, employee or agent of any government, including executive, legislative, administrative or judicial branch thereof ("Government") for the purpose of inducing such person to (i) use his influence with the Government or (ii) fail to perform his official functions, in either case to assist GTECH or Consultant in obtaining or retaining business for or with, or directing business to, any person or influencing legislation or regulations in any jurisdiction.

10.3 Consultant covenants and warrants that he will not make any political contributions on GTECH's or an Affiliate's behalf.

11.      STATUS OF PARTIES.

         Consultant and GTECH acknowledge that nothing in this Agreement will create the relationship of employer and employee, partners, principal and agent, or joint ventures between GTECH and Consultant. Consultant will be an independent contractor of GTECH, and will not have the authority to bind GTECH, nor will Consultant represent to any person that he has such authority.

12.      POLICIES AND PROCEDURES.

         Consultant agrees to fully comply at all times with the GTECH Holdings Corporation Conflict of Interest and Ethical Conduct Policies and Procedures, a copy of which is attached hereto as Exhibit A and made a part hereof, and any subsequent modifications thereto of which Consultant is notified. Upon execution of this Agreement, Consultant agrees to deliver to GTECH a completed Consultant Representation, Warranty and Annual Certification in the form of Exhibit B attached hereto.

13.      NO SUBCONTRACT OR ASSIGNMENT.

13.1 Consultant agrees that he will not subcontract or assign this Agreement, in whole or in part, to any other person or entity without the prior specific written approval of an Authorized Representative.

13.2 Consultant agrees to devote the entirety of his business time and attention, skill, undivided loyalty, and best efforts to the faithful performance of his duties hereunder. Notwithstanding the above and to the extent that the activities do not conflict with his duties to GTECH, Consultant shall not be precluded from performing unpaid work on behalf of charitable organizations or management of Consultant's personal assets.

14.      MISCELLANEOUS.

14.1 The validity, interpretation and enforcement of this Agreement will be governed by the laws of the State of Rhode Island. Consultant irrevocably consents to and expressly agrees that any disputes arising from this Agreement will be adjudicated in the courts of the State of Rhode Island and the federal courts therein, and the parties each agree to the exclusive jurisdiction of such courts.

14.2 This writing represents the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements and understandings of the parties in respect thereto, but not including any prior written agreements between Consultant and GTECH or Affiliates relating to Consultant's employment.

14.3 In the event that any one or more provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect the enforceability of any other provisions of this Agreement. If any one or more of the provisions contained herein are held to be excessively broad as to duration, scope, activity or subject, such provision(s) will be construed, by limiting or reducing the same, so as to be enforceable to the extent compatible with the applicable law.

14.4 This Agreement will not be modified except in writing signed by both parties hereto.

14.5 No waiver of any provisions of this Agreement will be effective unless agreed to in writing by the party against whom such waiver is sought to be enforced. Waiver of any default or breach hereunder will not constitute a waiver of any other default or breach whether similar or otherwise.

14.6 This Agreement will be binding upon and inure to the benefit of GTECH, its legal representatives and assigns, and upon Consultant, his legal representatives and permitted assigns.

14.7 This Agreement will be assignable by GTECH, in whole or in part, to any Affiliate thereof or to any successor to any portion of GTECH's business relating to this Agreement.

14.8 Any notice required to be sent by one party to the other in accordance with this Agreement must be in writing and delivered by hand or sent by certified mail, return receipt requested, to the address set forth above, or to such other address as may be specified by like notice from time to time.

14.9 This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which, collectively, will constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have, by their duly authorized representatives, executed this Agreement.

GTECH CORPORATION                             DONALD STANFORD



By:  /s/ Howard S. Cohen                      By:  /s/ Donald L. Stanford
    ------------------------------                -----------------------------
       Howard S. Cohen
       Chief Executive Officer                Date:  May         24        2001
                                                   ----------------------------
                                                    (mo.)      (day)      (yr.)
Date:  May         21        2001
     ----------------------------
      (mo.)      (day)      (yr.)

                                                                       Exhibit A

                   GTECH HOLDINGS CORPORATION AND SUBSIDIARIES

                             POLICIES AND PROCEDURES

                    CONFLICT OF INTEREST AND ETHICAL CONDUCT

I.       PURPOSE

         The purpose of this document is to set forth GTECH's Policies and Procedures respecting conflicts of interest and ethical conduct.

II.      IN GENERAL.

         (a) APPLICATION. These Policies and Procedures apply to all Employees and, when acting for an on behalf of GTECH, all Consultants.

         (b) DEFINITIONS. For purposes of these Policies and Procedures, the following terms shall have the respective meanings set forth below:

                  (i) "CONSULTANT" shall include all non-Employees of GTECH providing consulting or advisory services to GTECH.

                  (ii) "EMPLOYEE" shall include all individuals who are employees of GTECH.

                  (iii) "GTECH" shall mean GTECH Holdings Corporation and any and all of its direct or indirect subsidiaries.

III.     CONFLICT OF INTEREST

         (a) GENERAL POLICY. It is GTECH's policy that all decisions made by Employees and Consultants in the course of their employment or consulting agreements be made solely on the basis of the best interests of GTECH. Employees and Consultants must use their best efforts to ascertain that decisions which they are called upon to make are in the best interests of GTECH and must avoid any association or relationship which would influence (or give the appearance of influencing) a decision to be made on other than the basis of GTECH's best interests.

         (b)      SPECIFIC POLICIES. Specific policies are as follows:

                  (i) COMPETITIVE BEHAVIOR. No Employee or Consultant may engage in any behavior which competes with GTECH in any manner whatsoever. No Employee or Consultant may have any direct or indirect interest in (or serve as an employee, director, officer, consultant or agent
                           to) any
                           corporation or other entity which competes or seeks to compete with GTECH in any business or product line. Nor shall any Employee or Consultant directly or indirectly assist any person or entity to compete with GTECH. (An exception is that Employees or Consultants may have an investment interest in the publicly traded securities of a GTECH competitor provided that such investment (when aggregated with all holdings of such Employee's household or immediate family) is less than 1% of the issued and outstanding securities of such competitor.) Consultants shall disclose to GTECH all employment, management participation or directorships with any organization other than GTECH. If such employment, management participation or directorship is performed at the direction of or on behalf of Consultant by Consultant's employees, Consultant shall be responsible for promptly making said disclosure on behalf of said employees.

                  (ii) INTERESTED TRANSACTIONS. No Employee or Consultant may work on, or direct the work of others on, any transaction involving GTECH in which he has any personal or other financial interest other than that of an Employee or Consultant and/or shareholder of GTECH, provided however, that: (A) upon full disclosure of the nature and extent of such interest, GTECH may approve exceptions to this rule in circumstances where the best interests of GTECH will not be adversely affected, and (B) Employees and Consultants may have an investment interest in the publicly traded securities of an entity with which GTECH is transacting business provided that such investment (when aggregated with all holdings of such Employee's household or immediate family) is less than 1% of the issued and outstanding securities of such entity. Accordingly, subject to the above, Employees and Consultants may not receive a finder's fee, commission or other compensation from any third party for any transaction involving GTECH.

                  (iii) BUSINESS OPPORTUNITIES. No Employee or Consultant may take personal advantage of a business opportunity that is developed while in the course of such individual's employment or that is otherwise rightfully an opportunity that is GTECH's.

                  (iv) CONFIDENTIALITY. Consultants and Employees must maintain all non-public information concerning GTECH (and any customer, supplier or other entity with whom GTECH does business or with whom GTECH is considering entering into a transaction) in confidence and must not use such information for their own benefit or to the detriment of GTECH's best interests or disclose it to others, directly or indirectly, except as required in the performance of their regular duties for GTECH.

                  (v) GAMES. No Employee or Consultant shall during the period of employment or consulting engagement, participate in any lottery game marketed or provided by GTECH and all such persons are prohibited from claiming or receiving any benefit as a result of such prohibited participation. Employees and Consultants are to advise their household and immediate family members that they may be similarly restricted by state laws, regulations and our contracts in the various jurisdictions. Each Employee and Consultant shall do all things necessary to comply with all applicable laws and contracts between GTECH and others pertaining to any said Lottery.


IV.      ETHICAL CONDUCT

         (a) GENERAL POLICY. It is GTECH's policy always to conduct its activities in full compliance with all applicable laws. The use of GTECH funds or assets for any unlawful or unethical purposes is strictly prohibited.

         (b)      SPECIFIC POLICIES. Specific policies are as follows:

                  (i) IMPROPER PAYMENTS. No Employee or Consultant shall make or accept (or shall consent to the making or the acceptance of) any improper payment of money or property whatsoever in connection with his employment or consultancy. (See the GTECH Government Relations Policies and Procedures for application of this policy in the context of Government Officials.)

                  (ii) GIFTS AND FAVORS. No Employee or Consultant shall give or accept any significant gift or favor to or from any person or organization which is doing business with GTECH and under no circumstances may it exceed $100 in fair market value unless approved in writing by the Vice President of Compliance. Whether a gift or favor is significant depends on whether or not it represents more than token value to the intended recipient and whether or not it might reasonably be expected to place the intended recipient under some obligation to the donor. Any doubts about the significance of a gift or favor should be resolved by not giving or accepting same. (Gifts to and entertainment of Government Officials may only be made if and to the extent permitted by the GTECH Government Relations Policies and Procedures.)

                  (iii) UNAUTHORIZED USE OF ASSETS. No Employee or Consultant shall make any unauthorized use of GTECH's funds, assets, facilities, or personnel.

                  (iv)     IMPROPER ACCOUNTING PRACTICES.

                           (a) No Employee or Consultant shall establish or maintain any undisclosed or unrecorded fund or asset for any purpose whatsoever. No false, incomplete or misleading records shall be made, and no undisclosed or unrecorded corporate funds shall be established for any purpose, nor should GTECH funds be placed in any personal or non-corporate account.

                           (b) No Employee or Consultant shall make or cause to be made any improper or fraudulent entry in the books or records of GTECH.

                           (c) No Employee or Consultant shall make or cause to be made any payment on behalf of GTECH with the intention or understanding that any part of such payment is to be used for any purpose other than that disclosed by the documents supporting the payment.

                  (v) BIDDING COLLUSION. No Employee or Consultant shall assist or cause GTECH to collude with any third party (whether as to bidding, price or otherwise) with respect to any advertised, competitive, or other procurement or other business opportunity, nor shall any Employee or Consultant assist or cause any third party to so collude against GTECH.


V.       APPLICATION OF THE POLICIES.

         The Specific Policies set forth in Section III (b) and Section IV (b) are not intended to be exhaustive and in any given situation an individual may be required to exercise his or her best judgment as to whether he or she is acting in compliance with the General Policies set forth as Section III (a) and
Section IV (a) above. Questions regarding interpretation of the General Policies or their application to particular situations should be directed to the Legal Department.


VI.      COMPLIANCE AND DISCIPLINE.

         At least annually, each employee and Consultant (and, if a Consultant is a corporation, partnership or other entity, each individual employed by the Consultant that is principally responsible for performing or overseeing the Consultant's work) shall be required to execute and return to GTECH in accordance with its terms an Annual Certification in the form of Exhibit A hereto (or in such other form as may be adopted by GTECH in the future) by which individual shall certify his or her continued compliance with these Policies and Procedures (or shall set forth how he or she is not in compliance).

         Employees and Consultants are obliged to report all violations of these Polices and Procedures of which they become aware to the Vice President, Compliance. In order to encourage Employees and Consultants to satisfy their obligations in this regard, it is imperative that they be assured that they may raise concerns and report misconduct without fear of retribution. Accordingly, no supervisor or other Employee is permitted, directly or indirectly, to retaliate, threaten to retaliate or encourage others to retaliate, against any Employee or Consultant for reporting a violation of these Policies and Procedures to the Vice President, Compliance. Upon receiving a report alleging a violation of these Policies and Procedures, the Vice President, Compliance shall conduct such investigations as may be necessary or appropriate to ascertain the facts surrounding the alleged violation and shall advise the Legal Department accordingly.


VII.     ADDITIONAL INFORMATION.

         Please contact the Vice President, Compliance or the Legal Department for additional information and/or clarification respecting any of the Policies and Procedures set forth above or their application to any specific circumstance.

                                                                       Exhibit B

                      GTECH GOVERNMENT RELATIONS CONSULTANT
                REPRESENTATION, WARRANTY AND ANNUAL CERTIFICATION


A.       Representation and Warranty.

I represent and warrant that the following statements are accurate:

1. I am not and am not related (immediate family) to a Government Official (as defined in the Policies and Procedures) nor is any member or officer of my firm.

2. I am not subject to the influence of any Government Official or any official or employee of a political party. Neither I nor any member or officer of my firm is an elected official of a political party.

3. I hold no directorship, officership or other position (including registered lobbyist) with any corporation or other organization (publicly or privately owned, not-for-profit, governmental, and regulatory), except those as to which I have notified GTECH in writing.

4. Neither I nor any member or officer of my firm has breached any obligation of confidentiality in the discharge of responsibilities to GTECH. Neither I, nor any member of my immediate family has any financial interest, direct or indirect, in any entity with which GTECH does business.

5. I or my firm have retained the entire amount of all fees paid to me by GTECH. Neither I nor any member or officer of my firm has made no payment or contribution of any kind in violation of the Policies and Procedures.

6. Neither I nor any member or officer of my firm has entered into any agreement or understanding with any Government Official or entity with which GTECH transacts business to receive any future benefit, financial or otherwise, or political appointment.

7. To the best of my knowledge: (a) I have advised GTECH of all activities which I have undertaken or of which I am aware which would impose upon GTECH any requirement to report or to file with any jurisdiction, and (b) it is not a violation of any applicable law for me or my firm to accept any fee paid under the Consulting Agreement.

8. I have been provided with and fully understand the Policies and Procedures applicable to me as a Government Relations Consultant.

9. I and my firm are in full compliance with all reporting and other legal requirements relating to services provided to GTECH and I have provided copies to GTECH of all reports, registrations and other filings required of me or my firm in such connection.

B.       Certification.


I HEREBY CERTIFY THAT, EXCEPT AS SET FORTH ON AN ATTACHED STATEMENT AS INDICATED BELOW, IF ANY:

(a) I am and have been, at all times since the effective date of the Business Services Agreement between myself and GTECH Corporation (the "Consulting Agreement"), familiar with and in full compliance with the "GTECH Holdings Corporation and Subsidiaries Policies and Procedures - Government Relations" and the "GTECH Conflict of Interest and Ethical Conduct Policy" (collectively, as amended, the "Policies and Procedures"),

(b) the representations and warranties set forth in Section A of this Exhibit B are true, complete and correct as of the date hereof and have been true, complete and correct at all times since the effective date of the Consulting Agreement, and

(c) I am not on the date hereof, nor have I ever been, in breach under the Consulting Agreement.

I agree to immediately notify the Vice President of Compliance at GTECH's Corporate Headquarters, currently at 55 Technology Way, West Greenwich, Rhode Island 02817, of any change in circumstances that would make the foregoing certifications untrue, inaccurate, or incomplete.

[  ]     I have attached a statement.

[  ]     I have not attached a statement.



Consultant:


 /s/ Donald L. Stanford
------------------------------------
Donald Stanford



                                     - 2 -